Exhibit 11.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 1-A POS of B2Digital, Incorporated of our report dated April 1, 2019, relating to the audited consolidated balance sheets of B2Digital, Incorporated and its subsidiaries as of August 2, 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

September 5, 2019